Exhibit 99.3

SETTLEMENT AGREEMENT

This Settlement Agreement (this “Agreement”) is made and entered effective June 14, 2025 (the “Effective Date”) by and between Philadelphia Indemnity Insurance Company, (“PHLY”), and W&T Offshore, Inc. (“W&T”). PHLY and W&T are hereinafter sometimes referred to collectively as the “Parties” or individually as a “Party”.

RECITALS

A.           Reference is made to the following agreements:

(1)       General Indemnity Agreement – Commercial Surety, dated as of September 11, 2020; and

(2)       Amendment Number 001 to General Indemnity Agreement, dated as of September 11, 2020 (collectively, the “Indemnity Agreement”).

B.            Certain disputes arose between PHLY and W&T relating to the Indemnity Agreement and the Parties’ rights and obligations under the Indemnity Agreement.

C.            On July 2, 2024, PHLY directed a demand to W&T’s agent, McGriff Insurance Services, LLC, requesting that W&T provide collateral in the amount of $31 million. Such demand was superseded by a November 13, 2024 demand by PHLY requesting that W&T provide $71,217,145 of collateral or produce a discharge of PHLY from all liability in connection with surety bonds (the “Bonds”) PHLY executed on behalf of W&T (the “Collateral Demand”).

D.           W&T is party to a series of lawsuits with certain other surety providers consolidated (as consolidated, the “Sureties Litigation”) in the United States District Court for the Southern District of Texas, Houston Division (the “Court”), lead case no. 4:24-CV-3047, pursuant to which W&T has, among other things, asserted: (1) violations of the Sherman Antitrust Act; (2) violations of the Texas Free Enterprise and Antitrust Act; (3) violations of the Texas Insurance Code Section 541; (4) tortious interference with existing contracts and prospective business relationships; and (5) conspiracy.

E.            The Parties now desire to enter into a settlement agreement pursuant to which, among other things, PHLY will withdraw its Collateral Demand and W&T will agree not to implead PHLY into the Sureties Litigation and/or initiate litigation against PHLY asserting the claims W&T is asserting in the Sureties Litigation. Except as otherwise set forth in this Agreement, provided W&T does not implead PHLY into the Surety Litigation and/or initiate litigation against PHLY asserting the claims W&T is asserting in the Sureties Litigation, PHLY agrees not to initiate litigation against W&T related to the claims asserted in the Sureties Litigation.

AGREEMENT

NOW, THEREFORE, for good and valid cause, and for and in consideration of the mutual promises, covenants and obligations contained herein, the receipt and sufficiency of all of which are hereby acknowledged, the Parties agree as follows.

1.                    PHLY agrees as follows:

a.	There will be no change to the 2024 premium rates paid by W&T or any of its affiliates, subsidiaries or joint venture entities, for any currently existing surety bond executed by PHLY until after 12/31/2026, at the earliest.

b.	PHLY hereby withdraws the Collateral Demand, and hereby covenants and agrees not to request, demand, or otherwise insist on collateral, whether related to a surety bond or pursuant to the Indemnity Agreement, until after 12/31/2026, at the earliest, except PHLY reserves the right to demand collateral as of the Effective Date through 12/31/2026, pursuant to the terms of the Indemnity Agreement, if:

i.	W&T does not pay premiums owed to PHLY when due;

ii.	a claim is made by a third party against any bond issued by PHLY to W&T or its affiliates or subsidiaries;

iii.	there is an initiation of an insolvency proceeding for W&T or any of its affiliates, subsidiaries or joint venture entities, whether voluntary or involuntary;

iv.	there is an uncured event of default under the indenture governing W&T’s second lien notes due 2029 that results in an acceleration, in whole or in part, of the indebtedness thereunder; or

v.	W&T or its affiliates or subsidiaries initiate a lawsuit against PHLY.

With respect to the above clauses 1.b.i and 1.b.ii, PHLY may only request, demand, or otherwise insist on collateral after it has first provided W&T with written notice of its intent to exercise its collateral rights and W&T has not cured the condition giving rise to such rights within ten days of PHLY’s transmittal of such notice to W&T. For purposes of this Agreement, such written notice shall be deemed transmitted: (i) if by overnight mail – the next business day; or (ii) if by email – the next business day.

2.                    W&T, on behalf of itself and its respective affiliates and subsidiaries, agrees as follows:

a.	In the event that W&T enters into an agreement to provide collateral, in any form or fashion, to another party in settlement of the Sureties Litigation on bonds existing as of the date of this Agreement, W&T shall provide substantially similar collateral to PHLY as it provides to such other party(ies). The amount of collateral provided to PHLY shall be calculated on a pro rata basis as follows:

The face value of the surety bonds executed by PHLY multiplied by a fraction: the numerator of which is the total dollar amount of the collateral to be provided to such other party(ies) and the denominator of which is the face value of the surety bonds executed by such other party(ies). For example, if W&T provides $10 million in collateral to another surety that has an aggregate amount of outstanding bonds totaling $50 million, W&T would – under that scenario – provide collateral to PHLY equally to 20% (i.e., $10 million divided by $50 million) of the face value of surety bonds issued by PHLY.

b.	For the avoidance of doubt, substantially similar collateral may include pari passu participation in a collateral pool or rights to a collateral pool and may include participation on a subordinated basis – but not subordinated to any other surety – to other debt or interest holders in a particular asset or group of assets being provided as collateral. In addition, in the event that W&T is unable to provide substantially similar collateral or there is a disagreement between the Parties with respect to whether the collateral being offered by W&T is, in fact, substantially similar collateral, the Parties agree to negotiate regarding the provision by W&T of collateral of substantially similar value as the collateral being provided to another party or parties. In the event that the Parties are unable to reach agreement on the amount and type of collateral of substantially similar value, such dispute shall be governed under the dispute resolution mechanism outlined in Section 4 of this Agreement.

3.                    The Parties shall execute any other documents that may reasonably be needed in furtherance of this Agreement.

4.                    The Parties agree that all disputes arising out of this Agreement shall be heard in the United States District Court for the Southern District of Texas, Houston Division (i.e., the Court). The Parties hereby consent and submit to the jurisdiction of the Court for such purposes. In the event the court declines such jurisdiction, such decision by the Court shall not affect the enforceability of this Agreement or the terms herein.

5.                    The Parties agree to first attempt to resolve any dispute concerning this Agreement through negotiation, before such dispute is submitted to the Court for adjudication. The Parties will first attempt to resolve disputes by negotiations between management level persons who have authority to settle the controversy. If, within fifteen (15) days of one Party’s notice to another Party that it seeks to negotiate a settlement of the controversy, either Party believes that further negotiations are futile, then such Party may seek intervention from a court as set forth in Section 4 of this Agreement.

6.                    The Parties acknowledge and agree that this Agreement is not and shall not be deemed an admission of liability, in any respect, by any Party.

7.                    The Parties acknowledge and agree that each Party to this Agreement shall retain and reserve all of its rights and defenses in connection with the Indemnity Agreement, the Bonds, and potential future litigation, and this Agreement shall not constitute a waiver of such rights or defenses by any Party hereto.

8.                    This Agreement constitutes the entire agreement and understanding among the Parties related to the subject matter described in this Agreement and supersedes all prior proposals, negotiations, agreements, and understandings related to such subject matter. Each Party acknowledges that, in executing or delivering this Agreement, such Party is not relying on any statement, representation, warranty, covenant or agreement of any kind other than as expressly set forth in this Agreement. For the avoidance of doubt, it is the intention of each Party to expressly disclaim reliance. For the further avoidance of doubt, nothing set forth in this Agreement is intended or shall be deemed to alter or amend the Indemnity Agreement, in any respect.

9.                    This Agreement cannot be modified, amended, terminated, or otherwise changed in any way or manner, unless it is done pursuant to one or more written documents signed by each and every Party to this Agreement. No oral modification of this Agreement will be deemed valid or binding under any circumstances.

10.                 The Parties acknowledge and agree: (a) that they all participated equally in the negotiation and drafting of this Agreement; and (b) that neither this Agreement nor any provision herein shall be construed against any particular Party on grounds that such Party (or its counsel) drafted, proposed or modified any final or proposed provision in this Agreement.

11.                  This Agreement shall be binding upon and operate for the benefit of the Parties and their respective successors and assigns.

12.                  Each signatory to this Agreement represents and warrants the he or she is authorized to bind each entity for which he or she signs this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Agreement may be executed by facsimile and/or electronically which shall have the same force and effect as an original signature.

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IN WITNESS HEREOF, the Parties’ duly authorized representatives have executed this Agreement on the dates indicated below, but effective for all purposes as of the Effective Date, and each of the undersigned personally represents and warrants that they have the full right, power and authority to execute this Agreement on behalf of the respective parties.

W&T Offshore, Inc.

By:	/s/ Tracy W. Krohn
Title:	Chief Executive Officer
Date:	June 14, 2025

Philadelphia Indemnity Insurance Company

By:	/s/ Kimberly Czap
Title:	Senior Vice President
Date:	June 15, 2025

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